Exhibit 99.1

NEWS RELEASE

CONTACTS: Media Meghan Cox T - (412) 433-6777 E - mmcox@uss.com	Analysts/Investors Dan Lesnak T - (412) 433-1184 E - dtlesnak@uss.com
FOR IMMEDIATE RELEASE

UNITED STATES STEEL CORPORATION ANNOUNCES PROPOSED SENIOR NOTES OFFERING

PITTSBURGH, July 31, 2017 – United States Steel Corporation (NYSE: X) (the “Company” or “U. S. Steel”) today announced its intention to offer, subject to market and other conditions, $750 million aggregate principal amount of senior notes due 2025 (the “Notes”).
The Company intends to use the net proceeds from this offering, together with cash on hand, for the redemption of all of its 7.00% Senior Notes due 2018, its 6.875% Senior Notes due 2021, and its 7.50% Senior Notes due 2022 and the payment of related fees and expenses.
BofA Merrill Lynch, J.P. Morgan, Barclays, Morgan Stanley, PNC Capital Markets LLC, Wells Fargo Securities and Goldman Sachs & Co. LLC are acting as joint book-running managers for the proposed Notes offering.
The Notes are being offered pursuant to an automatic shelf registration statement that became effective upon filing with the SEC on March 3, 2016. Before making an investment in the Notes, potential investors should read the preliminary prospectus supplement, the accompanying prospectus and the

©2017 U. S. Steel. All Rights Reserved	www.ussteel.com

Exhibit 99.1

related free writing prospectus for more complete information about U. S. Steel and the offering. Potential investors may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, potential investors can obtain copies of these documents from: BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, dg.prospectus_requests@baml.com, 1-800-294-1322 (toll free); J.P. Morgan, 383 Madison Avenue, 3rd Floor, New York, New York 10179, Attn: Syndicate Desk, hy_syndicate@restricted.chase.com, 1-800-245-8812 (toll free); Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, barclaysprospectus@broadridge.com, 1-888-603-5847 (toll free); Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attn: Prospectus Department, prospectus@morganstanley.com, 1-866-718-1649; PNC Capital Markets LLC, 300 Fifth Avenue – 10th Floor, Pittsburgh, PA 15222, Attn: Debt Capital Markets, 1-412-249-0104; Wells Fargo Securities, LLC, 608 2nd Ave S, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service, wfscustomerservice@wellsfargo.com, 1-800-645-3751 Opt 5; and Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Prospectus Department, prospectus-ny@ny.email.gs.com, 1-866-471-2526 (tel), 212-902-9316 (fax).
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer or sale of the Notes will be made only by means of a prospectus supplement relating to the offering of the Notes and the accompanying prospectus.
Cautionary Statement
All statements included in this press release, other than historical information or statements of historical fact, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, "believes," "expects," "anticipates," "estimates," "intends," "plans," "could," "may," "will," "should," and similar expressions are intended to identify forward-looking statements. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control that could cause actual results to differ materially from those reflected in such statements. Accordingly, U. S. Steel cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such

©2017 U. S. Steel. All Rights Reserved	www.ussteel.com

Exhibit 99.1

statements. For more information on the potential factors, please review U. S. Steel’s filings with the SEC, including, but not limited to, U. S. Steel’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.
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2017-028

©2017 U. S. Steel. All Rights Reserved	www.ussteel.com